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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NOVA Corporation for the registration of 110,727 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2000 with respect to the consolidated financial statements and schedule of NOVA Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ---------------------

February 12, 2001
Atlanta, Georgia